   As filed with the Securities and Exchange Commission on January 14, 1999
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            BERKSHIRE HATHAWAY INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                47-0813844
(State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
  Incorporation or Organization)

                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                         (Address, including zip code,
                        of Principal Executive Offices)

                 Employee Savings and Stock Ownership Plan of
             General Re Corporation and its Domestic Subsidiaries
                           (Full Title of the Plan)

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
               (Name, address, including zip code, and telephone
              number, including area code, of Agent for Service)

                                 Copy To:

                             Mary Ann Lyman, Esq.
                          Munger, Tolles & Olson LLP
                            355 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 683-9100

                                 ---------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                         Proposed             Proposed
Title Of Securities                                       Maximum             Maximum            Amount of
To Be Registered                  Amount To Be        Offering Price     Aggregate Offering    Registration
                                  Registered(1)        Per Share (2)         Price (2)            Fee(2)
------------------------------------------------------------------------------------------------------------
Class B Common Stock, par
 value $.1667 per share          187,494 shares          $2,092.50         $392,331,195           $0
============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries (the "Plan") described herein.

(2) Pursuant to Rules 457(b) under the Securities Act, no registration fee is required to be paid in connection with this filing, as a registration fee with respect to the shares registered hereby was previously paid on July 17, 1998, in connection with the filing by Berkshire Hathaway Inc. and General Re Corporation of preliminary proxy materials for the transaction pursuant to which this Registration Statement is filed, which was greater than the registration fee which would otherwise be payable for such shares hereunder. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated, pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for a share of Class B Common Stock of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on January 13, 1999.
================================================================================

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Berkshire Hathaway Inc. (the "Company" or "Berkshire") or General Re Corporation with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

     (iii) the description of the Company's Class B Common Stock included in the Registration Statement on Form 8-A dated April 1, 1996;

     (iv) the Company's Current Report on Form 8-K filed on June 26, 1998;

     (v) General Re Corporation's Annual Report on Form 11-K for the Plan for the year ended December 31, 1997.

     All documents subsequently filed by the Company or General Re Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements under the caption "Summary of the Indemnification Agreements" on page 9 of Berkshire's definitive proxy statement for its May 19, 1987 Annual Meeting of Stockholders, Commission File No. 0-7413, is incorporated herein by reference.

     As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Tenth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its stockholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit No.  Description
     -----------  -----------
     4.1          Restated Certificate of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.1 of the Registration
                  Statement on Form S-4 (File No. 333-61129) of NBH, Inc. and
                  Berkshire Hathaway Inc., as filed on August 10, 1998).

     4.2 Certificate of Amendment of Certificate of Incorporation of the Company

     4.3          Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 of the Registration Statement on Form S-4 (File No. 333-
                  61129) of NBH, Inc. and Berkshire Hathaway Inc., as filed on
                  August 10, 1998).

     4.4          Employee Savings and Stock Ownership Plan of General Re
                  Corporation and its Domestic Subsidiaries.

     5            Opinion of Winthrop, Stimson, Putnam and Roberts.

     23.1         Consent of Deloitte & Touche LLP.

     23.2         Consent of Winthrop, Stimson, Putnam and Roberts (contained in
                  Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on this 14th day of January, 1999.

BERKSHIRE HATHAWAY INC.

By:      /s/ Marc D. Hamburg
     ------------------------------------------
             Marc D. Hamburg
     Vice President and Chief Financial Officer

    Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement had been signed by the following persons in the capacities and on the dates indicated.

Signature                                                 Title                                        Date
-------------------------------              -------------------------------              -------------------------------
/s/ Warren E. Buffett                        Chairman of the Board and                        January 14, 1999
-------------------------------              Director (principal executive
 Warren E. Buffett                           officer) of Berkshire Hathaway
                                             Inc.

/s/ Marc D. Hamburg                          Vice President and Chief                         January 14, 1999
-------------------------------              Financial Officer (principal
Marc D. Hamburg                              financial officer) of
                                             Berkshire Hathaway Inc.

/s/ Daniel J. Jaksich                        Controller (principal                            January 14, 1999
-------------------------------              accounting officer) of
Daniel J. Jaksich                            Berkshire Hathaway Inc.

/s/ Charles T. Munger                        Vice-Chairman of the Board and                   January 14, 1999
-------------------------------              Director of Berkshire Hathaway
Charles T. Munger                            Inc.

/s/ Susan T. Buffett                         Director of Berkshire Hathaway                   January 14, 1999
-------------------------------              Inc.
Susan T. Buffett

/s/ Malcolm G. Chace                         Director of Berkshire Hathaway                   January 14, 1999
-------------------------------              Inc.
Malcolm G. Chace

/s/ Walter Scott, Jr.                        Director of Berkshire Hathaway                   January 14, 1999
-------------------------------              Inc.
Walter Scott, Jr.

/s/ Howard G. Buffett                        Director of Berkshire Hathaway                   January 14, 1999
-------------------------------              Inc.
Howard G. Buffett

/s/ Ronald L. Olson                          Director of Berkshire Hathaway                   January 14, 1999
-------------------------------              Inc.
Ronald L. Olson

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on January 14, 1999.


                         Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries

                         By: /s/ Charles Barr
                         Title:  Vice President-General Counsel
                                 ESOP Committee Member

                                 EXHIBIT INDEX

  Exhibit No.  Description
  -----------  -----------
  4.1     Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4
          (File No. 333-61129) of NBH, Inc. and Berkshire Hathaway Inc., filed on August 10, 1998).

  4.2 Certificate of Amendment of Certificate of Incorporation of the Company.

  4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 (File No. 333-61129) of NBH, Inc.
          and Berkshire Hathaway Inc., filed on August 10, 1998).

  4.4 Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries.

  5       Opinion of Winthrop, Stimson, Putnam and Roberts.

  23.1    Consent of Deloitte & Touche LLP.

  23.2    Consent of Winthrop, Stimson, Putnam and Roberts (contained in Exhibit
          5).

  24      Power of Attorney (included on the signature page of this Registration
          Statement).